UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 24, 2005

                            Interpharm Holdings, Inc.
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               (Exact name of Registrant as specified in charter)

        Delaware                   0-22710                     13-3673965
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(State or other jurisdic-       (Commission                  (IRS Employer
 tion of incorporation)         File Number)                Identification No.)

            69 Mall Drive, Commack, New York                     11725
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        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (631) 543-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

      On January 24, 2005, Dr. Maganlal K. Sutaria resigned his Chief Executive Officer position of Interpharm Holdings, Inc. ("the Company"). Mr. Sutaria resigned his Chief Executive position so that Cameron Reid could be appointed to the position. Dr. Sutaria will remain in his position as Chairman of the Board of Directors.

      At a Board of Directors meeting held on the same day, the Company accepted the resignation of Dr. Maganlal K. Sutaria and appointed Cameron Reid as the new Chief Executive Officer of the Company. Mr. Reid resigned his directorship in order to enable him to focus on his responsibilities as Chief Executive Officer of the Company.

      Cameron Reid, age 50, has served as a Director since May 6, 2004. From 1992 through March 2004, Mr. Reid was the President of Dr. Reddy's Laboratories, Inc. Prior to joining Dr. Reddy's, Mr. Reid was an Executive Vice President of, and headed Roussel Corp., a division of Roussel UCLAF, a pharmaceutical company based in Montvale, New Jersey. Mr. Reid holds a Bachelor of Science degree in chemistry and geology from the University of Calgary. He is also a graduate of the executive management program at INSEAD in France. There is no family relationship between Mr. Reid and any other officer or director of the Company.

      Mr. Reid has agreed to a three year term of employment with the Company for a base salary of $200,000 per year, which may be increased at the discretion of the Compensation Committee of the Company's Board of Directors. Mr. Reid was also granted options to purchase 2 million shares of the Company's Common Stock at an exercise price of $2.24, which is the closing price of the Company's Common Stock on January 24, 2005.

      Neither the resignation as Chief Executive Officer by Dr. Sutaria, nor the resignation of the directorship by Mr. Reid, was a result of any disagreement with the Company on any matter, including any matter related to the operations, policies or practices of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      The following exhibits are filed as part of this Current Report:

99.1  January 25, 2005 press release.
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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERPHARM HOLDINGS, INC.


January 31, 2005                     By: /s/ George Aronson
                                     ----------------------
                                     George Aronson
                                     Chief Financial Officer